Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Broadway Financial Corporation Announces Rescission of the Consent Order by the OCC

LOS ANGELES, CA – (BUSINESS WIRE) – November 30, 2015 – Broadway Financial Corporation (the “Company”) (NASDAQ Capital Market: BYFC), parent company of Broadway Federal Bank, f.s.b. (the “Bank”, and collectively with the Company, “Broadway”), today reported that the Bank’s primary regulator, the Office of the Comptroller of the Currency (“OCC”), has informed Broadway that it has terminated the Consent Order applicable to the Bank.  This decision follows a full regulatory review of the Bank that the staff of the OCC completed this past summer.  The Consent Order, which was entered into by the Bank with the OCC in October 2013, superseded an Order to Cease and Desist that the Bank entered into with the OCC’s predecessor regulatory organization in September 2010.  The regulatory order from the Federal Reserve Board for the Company remains in effect.

Chief Executive Officer, Wayne Bradshaw commented, “This decision by the OCC officially recognizes that Broadway has re-established its position as a safe and sound financial institution.  In addition, it acknowledges the success that our team has achieved in generating profits, eliminating problem assets, re-building a quality loan portfolio, and accomplishing our stated goals.

As mentioned in our press release announcing results for the third quarter, we began 2015 with two primary objectives: (i) establishing Broadway as a leading lender for multi-family residential properties in Southern California, particularly properties within our core market of low-to-moderate income communities; and (ii) obtaining rescission of the regulatory orders and related restrictions that have impacted our business for over five years.  With this decision by the OCC we believe that we have accomplished these goals for the Bank.  As a result, we can now focus on growing our loan portfolio, which will improve our ability to increase net interest income, enhance our efficiency, and expand our profits.

In a related matter, I wish to announce that we have completed the purchase of $100 million of prime single family residential loans that the Bank had committed to purchase in September.  This purchase will help us grow our core earnings and diversify our portfolio mix.  Year-to-date we have originated almost $110 million of multi-family residential (“MFR”) loans and since September 30, all MFR loans have been originated for our held-for-investment portfolio.

Finally, I wish to acknowledge the dedication, commitment to excellence, and perseverance of our employees whose efforts are responsible for this decision by the OCC, and to the patience of our stockholders who have supported us throughout the long process of re-establishing Broadway as a safe and sound financial institution.”

About Broadway Financial Corporation

Broadway Financial Corporation conducts its operations through its wholly-owned subsidiary, Broadway Federal Bank, f.s.b., which is the leading community-oriented savings bank in Southern California serving low-to-moderate income communities.  We offer a variety of residential and commercial real estate loan products for consumers, businesses, and non-profit organizations, other loan products, and a variety of deposit products, including checking, savings and money market accounts, certificates of deposits and retirement accounts.  The Bank operates three full service branches, two in the city of Los Angeles, and one located in the nearby city of Inglewood, California.

Shareholders, analysts and others seeking information about the Company are invited to write to:  Broadway Financial Corporation, Investor Relations, 5055 Wilshire Blvd., Suite 500, Los Angeles, CA 90036, or visit our website at www.broadwayfederalbank.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our management’s current expectations, and involve risks and uncertainties.  Actual results or performance may differ materially from those suggested, expressed, or implied by the forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes, risks associated with the Company’s efforts to implement new digital platforms for our customers, reduce problem assets and control expenses, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Reports on Form 10-K and 10-K/A and Quarterly Reports on Form 10-Q.  The Company undertakes no obligation to revise any forward-looking statement to reflect any future events or circumstances, except to the extent required by law.

SOURCE:  Broadway Financial Corporation

Contact: Wayne-Kent A. Bradshaw, Chief Executive Officer, (323) 556-3248: or

Brenda J. Battey, Chief Financial Officer, (323) 556-3264; or

investor.relations@broadwayfederalbank.com